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INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation be reference in this Registration Statement of Habersham Bancorp on Form S-8 of our report dated January 27, 1995 appearing in the Annual Report on Form 10-KSB of Habersham Bancorp for the year ended December 31, 1994.


DELOITTE & TOUCHE LLP



Atlanta, Georgia
November 7, 1995